Exhibit 10.1

Non-Exclusive Distribution Agreement

This agreement is entered into between the parties concerned on the basis of equality and mutual benefit to develop business on terms and conditions mutually agreed upon as follows:

1.    Contracting Parties

Supplier:                                 Shenzhen Coban Electronics co., Ltd.

(GPS tracker manufacturer)

                                                        Address: 6/F, Bldg.8, Zhiheng Industries Park

Nantou Guankou 2nd Rd, Nanshan

Shenzhen, Guangdong, China.
Tel: +86-755-26509579. EXT.603
Fax:+86-755-26975145

                                                        (Hereinafter called “party A”)

Distributor:                                     Oculus Inc.

                                                        Attn: Leon Henry

St. Anne Parish, Jamaica

(Hereinafter called “party B”)

Party A hereby appoints Party B, and the Party B hereby accepts the appointment to act as the non-exclusive sales Distributor for the areas of Jamaica, Dominican Republic, United States, Canada, and Europe to sell the product mentioned below non exclusively for a period of one year.

2.    Products and Quantity or Amount

Commodity: GPS TRACKING DEVICES (“Devices”)

It’s mutually agreed that Party B shall undertake to buy not less than 100 of the aforesaid Devices during the first 2 months from Party A, of which non-exclusivity will become effective after the delivery of the initial sample order which Party B should place to Party A in the first month, and the sample order should be no less than 100 Devices.  If an additional 100 Devices have been purchased in the first year, the non-exclusivity agreement shall continue for one full year thereafter. If party B fails to purchase an additional100 Devices in the first year, the non-exclusivity agreement will be voided.

It’s mutually agreed that Party A shall undertake to guarantee production to Party B not less than 100 of the aforesaid Devices during the first two months from the effective date of this Agreement.

3.    Distributor’s Sales Territory经销商的销售区域

The sales territory designated hereto is the geographical area of Jamaica, Dominican Republic, United States, Canada, and Europe as the area mutually agreed upon for which Party B shall have sales responsibility and in which Party B will exert its effort for sales, marketing, and distribution of the aforesaid products.

  协议双方规定的销售区域是牙买加，多米尼加共和国，美国，加拿大和欧洲任，乙方将尽其努力的销售上述产品.

4.    Terms of Sales销售条款

The quantities, prices and shipments of the systems stated in this agreement shall be confirmed in each transaction, the particulars of which are to be specified in the proforma invoice signed by Party A and Party B.

数量，价格及在本协议规定的系统的出货量应在每笔交易中确认，其细目要在甲方和乙方签订的形式发票规定

5.    Payment 付款

After confirmation of the order, Party B shall arrange a 70% deposit by T/T prior to production in favor of Party A within the time stipulated in the relevant proforma invoice, and 30% of the balance will be paid before Delivery.

   订单确认后，B方须在生产以前通过T/T根据形式发票上A方的受益人预付70％的定金，余额的30％将交货前支付。

6.    Party B’s Responsibilities B方责任

a.    Generate and stimulate interests in the Devices and furnish information to Party A in regard to marketing, sales, distribution, and prospective purchasers of the aforesaid Devices.

产生和激发对于设备的兴趣并向A方提供关于该设备的市场，销售，分销以及潜在购买者的信息。

b.    Participate in the sales promotion activities to benefit and improve sales of the aforesaid Devices and assist and advise Party A in this regard.

参与促销活动，促进设备销售并向A方提供咨询和帮助。

7.    Party A’s Responsibilities A方责任

a.    Endeavor to maintain the delivery conditions on all orders accepted by the Party A.

努力维持由甲方接受的所有订单的交货条件

b.    Provide Party B to the full extent, with sales, technical information and assistance regarding the aforesaid Devices.

向乙方提供关于设备的完整的销售，技术信息和援助信息

c.    Party B will offer a One year warranty on the Devices.

     A方提供一年质保。

8.    Delivery 运输

Unless otherwise specifically provided in the sales confirmation, Delivery of the Devices shall be E.X.W _SHENZHEN, and the date of the bill of lading shall be taken to be the date of delivery of the Devices. Party A shall not be liable for delays in delivery or failure to manufacture due to strikes, lock-outs, riots, civil commotions, insurrections, wars, acts of God, operation of law or any other causes beyond its control.

除非另有明确的销售确认书规定，设备以EXW深圳  方式交付。  运单日期视为交付日期。A方因罢工，停工，暴动，骚乱，叛乱，战争，上帝，法律或无法控制的任何其他原因导致的操作行为延误而不能发货时，不承担任何责任。

9.    Warranty 质保

a.    Party A hereby warrants to Party B that the Devices delivered under this agreement will be free from defects in material and workmanship.

  A方向B方保证本协议项下交付的设备免于材料以及工艺上的缺陷。

b.       Party A hereby warrants to Party B that the Products delivered under this agreement will carry the following warranties:

A方向B方提供以下时间的质保

                i.          Tracker body: 1 Years

GPS 主机：  1年

c.    Party A warrants further that: A方进一步保证

                i.          Party A has full power, capacity and authority to execute and enter into this Agreement;

甲方拥有全部权力，能力和权力来执行，并签订本协议;

               ii.          The entering into of this Agreement by Party A and the implementation of its terms will not result in the breach of any other agreement to which Party A may be party;

订立本协议及其条款的实施将不会导致A方违反任何其他A方签署的协议。

              iii.          Where the Devices are supplied by reference to a sample, the Devices will correspond with the sample;

设备是参照样品供应，该设备将与样本相符;

              iv.          The Devices will comply with all statutory requirements and regulations of the Territory relating to:

该设备将遵守有关领土的所有法定要求和规定：

1.     the safety, manufacture, packaging, labeling, transportation and sale of the Devices; and

安全，生产，包装，标签，运输和销售

2.     the nature, substance, quality, weight and measurement of the Devices;

设备的性质，物质，质量，重量以及测量

3.     If any defects, Party B send back at their cost and Party A will send to Party B after fixed at Party B’s cost.

如有不良，B方承当返回的费用，A方在修理好后发给B方并承担运费。

10. Duration & Termination 有效期

This Agreement will be non-exclusive for a period of one year, and if Part A gets a second sample order of the Devices for an additional 100 Devices from Party B, this “Agreement” will continue to be non-exclusive for another one year period.

a.    By an Agreement in writing signed on behalf of the Party A by the President or a Vice-President of the company;

本协议为非独家，为期一年，如果B方从A方第二次订购100台机器，协议自购买之日起，延期一年。本协定应自本协议终止为止生效之日起继续生效，如下所示：
一个。由总统或该公司的副总裁代表签署了甲方的书面协议;

11. Arbitration 争议

All disputes arising from the execution of this agreement shall be settled through friendly consultations. In case no settlement can be reached, the case in dispute shall then be submitted to the Foreign Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration in accordance with its provisional rules of procedure. The decision made by this commission shall be regarded as final and binding upon both parties. Arbitration fees shall be borne by the losing party, unless otherwise awarded.

   如有争议，双方应通过友好协商解决。如果协商不能解决，争议案则按照其暂行议事规则提交中国国际贸易促进委员会仲裁。由该委员会作出的决定应视为终局的，对双方均有约束力。仲裁费用由败诉方承担，除非另有裁定。

12. Other terms & Conditions  其他条款

 (1) This agreement shall be subject to the terms and conditions in the sales confirmation signed by both parties hereto.

   （1）本协议受双方签署的销售协议约束。

This agreement is signed on June 20, 2014 and is in two originals; each party holds one.

  本协议由双方于2014年6月20签署，一式两份，各执一份。

Party A:                                                                             Party B:

_/s/ Federic Zhang_____________                                   _/s/ Leon Henry_________________

(Authorized Signature)                                                  (Authorized Signature)